Exhibit 10.12

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Purchase Agreement Between CVS Pharmacy, Inc.

And

LumiraDx, Inc

1.	Overview and Background of Agreement

This Purchase Agreement (this “Agreement”) is effective 14 August 2020 (“Effective Date”) by and between LumiraDx Inc, a Delaware corporation, with offices located at 221 Crescent Street, Waltham, MA 02453 (“Vendor or LumiraDx”) and CVS Pharmacy, Inc., a Rhode Island corporation, on its own behalf and on behalf of its subsidiaries and affiliates, including without limitation MinuteClinic, L.L.C. on behalf of itself, its subsidiaries and its managed entities, with offices located at One CVS Drive, Woonsocket, RI 02895 (hereinafter individually and collectively called “CVS”).

Vendor is the developer of the LumiraDx Platform, a portable point of care test system (the “LumiraDx Instrument”). Vendor is in the process of developing a COVID-19 antigen assay test strip as well as a COVID-19 antibody assay test strip (collectively, the “COVID-19 Test Strips”) which can run on Vendor’s LumiraDx Instrument.

Vendor is seeking Emergency Use Authorization from the Food and Drug Administration (“EUA FDA Approval”) for the LumiraDx Instrument and COVID-19 Test Strips. Vendor acknowledges that additional FDA approvals may need to be obtained in the future, in addition to the EUA FDA Approval(s) (collectively the “FDA Approvals”).

The obligations set forth in this Agreement are subject to Vendor obtaining and maintaining the appropriate FDA Approvals now and in the future for the LumiraDx Instrument and COVID-19 Test Strips as well as the ancillary equipment, including collection supplies (“Ancillary Equipment”) necessary to administer the tests (collectively the “Products”) that expressly authorizes use of the LumiraDx Instrument and COVID-19 Tests strips in patient care settings outside of the clinical laboratory environment. If Vendor fails to obtain and/or maintain FDA Approvals required for Vendor to make the Products available to CVS and for CVS to be able to use, sell and distribute the Products in compliance with all applicable laws (including but not limited to laws, statutes, codes, ordinances, rules, regulations, declarations, decrees, directives, recognized international and local industry quality standards, legislative enactments and court (or other governmental, administrative or regulatory) orders, including the U.S. Federal Food, Drug and Cosmetic Act (21 U.S.C. § 321 et seq.) and health authority requirements) (“Applicable Laws”) in effect as of July 31, 2020, Vendor will be entitled to terminate this Agreement as set forth in Section 5.2.

2.	Product Provided

2.1	Geographic Scope and Shipping

Vendor agrees to make the Products available in the United States, including its territories, provinces and possessions (collectively the “United States”), to CVS for purchase to the designated CVS regional distribution centers or through an approved distributor designated by CVS, such designated distributor may be changed in CVS’s sole discretion provided the total costs related to utilization of such new distributor shall not increase more than [***], in which case Vendor approval shall be required, which shall not be unreasonably withheld. Costs related to utilization of a distributor will be shared equally between the Parties subject to the following allocation: CVS [***] and Vendor [***]. If a distributor is not utilized, Vendor will ship the Products to designated CVS regional distribution centers FOB Origin utilizing CVS’s Routing Guide & Vendor Compliance Instructions, available at www.cvs.suppliers.com, as may be updated by CVS from time to time, subject to acceptance of any material changes by Vendor.

2.2	Product Allocation and Purchase

Vendor agrees to sell the Products to CVS, and CVS agrees to purchase the Products from Vendor, subject to the terms and conditions in this Agreement.

LumiraDx commits to make a minimum monthly quantity of the Products available for CVS to purchase as set forth in Exhibit A, as it may be amended from time to time by mutual agreement of the parties. CVS is not obligated to make any minimum purchases under this Agreement.

An initial purchase order for Products shall be placed within [***] of receipt by Vendor of the EUA FDA Approval for the SARS-COV antigen test. CVS warrants that it will not utilize any Products purchased prior to Vendor obtaining the necessary EUA FDA Approval. For purposes of this Agreement, “Business Day” means any day that the New York Stock Exchange is open for trading.

Thereafter, [***] prior to the end of each month, CVS shall place a confirmatory purchase order for the following month identifying the number of LumiraDx Instruments, COVID-19 Test Strips and/or Ancillary Equipment it desires to purchase. If CVS shall fail to place such confirmatory purchase order, or such order for the LumiraDx Instruments or COVID-19 Test Strips is for quantities less than the monthly allocation listed on Exhibit A, CVS shall not be entitled to such monthly allocation explicitly tied to such Product type for that month and LumiraDx shall have no obligation to ensure that any shortfall on such purchase order shall roll over and be added to the allocation for the subsequent month.

Should CVS fail to place any confirmatory purchase order for a consecutive [***] period for the LumiraDx Instruments or the COVID-19 Test Strips, then Vendor and CVS shall adjust the allocation for such Product as set forth on Exhibit A. For the avoidance of doubt and by way of example, CVS’s failure to place a purchase order for the LumiraDx Instruments shall only extinguish CVS’s entitlement to the corresponding LumiraDx Instruments and shall not modify, remove, nor diminish CVS’s entitlement to the allocated COVID-19 Test Strips, or vice-versa, as long as such purchase order was placed. CVS shall not be obligated to order or accept any LumiraDx Instrument where the COVID-19 Test Strip allocation is less than [***] COVID-19 Test Strips per month per LumiraDx Instrument. Vendor may, subject to availability, make available additional quantities of Products for CVS to purchase, but unless such confirmatory purchase orders are placed timely, Vendor shall not be required to hold such additional monthly quantities for purchase by CVS.

If Vendor fails to obtain the appropriate and required FDA Approval(s) prior to August 31, 2020, CVS, or its designated distributor on its behalf, as applicable, retains the right to return any purchased unused Products to Vendor and receive a full refund for any amounts paid to Vendor for such unused Products.

If at any point during the Term, Vendor fails to maintain the appropriate and required FDA Approval(s), CVS, or its designated distributor on its behalf, as applicable, retains the right to return any purchased unused Products to Vendor and receive a full refund for any amounts paid to Vendor for such unused Products. If at any point during the Term, any unused COVID-19 Test Strips are delivered to CVS, or its designated distributor on its behalf, with an expiration date of [***] or less, CVS, or its designated distributor on its behalf, as applicable, retains the right to obtain replacement COVID-19 Test Strips for such COVID-19 Test Strips.

Each Product’s date of manufacture and expiration, if any, shall be clearly marked at the unit level or smallest quantity grouping for each Product type.

3.	Management Reporting and Communications

3.1	Vendor Reporting

Vendor agrees to provide CVS with reports on a monthly basis or as required by CVS, inclusive of but not limited to explanations for any significant variances or scheduling delays. Vendor may also be required to report other key metrics as defined by additional exhibits to CVS on a monthly basis. Such financial and operational communications shall be provided to CVS in electronic copies.

3.2	Communications from CVS to Vendor

CVS agrees to submit a purchase order to Vendor that specifies the quantity, identification, destination address, and delivery date of the Products to be ordered.

CVS will attempt to provide Vendor with the necessary purchase order numbers and confirmations as far in advance of the requested shipment arrival date as possible. All orders will be placed by CVS or its designated distributor to the designated associate at Vendor as agreed upon by CVS.

4.	Financial Arrangements & Pricing

4.1	Nature of Financial Arrangements

Subject to Section 2.1, CVS agrees to pay Vendor at the rates set forth in Exhibit B for the corresponding types of Product and/or Ancillary Equipment.

4.2

Preferred Vendor Status COVID-19 Test Strips: CVS is a preferred Vendor customer for Products to be used in the United States. Vendor agrees that on a quarterly basis during the Term of this Agreement, it will provide an attestation that, upon information and belief and to the best of its knowledge, as a preferred Vendor customer, CVS is receiving the best price and is not paying more than any other Vendor customer who is using the COVID-19 Test strips to perform point of care testing in the United States (an “End User”). End Users do not include purchasers who are a United States Federal or state government agency. If Vendor becomes aware that another End User is receiving better pricing than CVS on purchases of the COVID-19 Test Strips, Vendor will automatically adjust the price of the COVID-19 Test Strips purchased under this Agreement to extend the same pricing to CVS for all future purchases. Similarly, if CVS provides good faith notice to Vendor that it believes another End User is receiving better pricing, Vendor shall undertake efforts to verify and, if verified, shall extend such pricing to CVS for future purchases. [***] CVS shall have the right to audit Vendor’s compliance with these obligations pursuant to Section 9.

4.3	Price Adjustments

Unless the parties mutually agree in writing to modify Exhibit B, Product prices will be fixed at the rates shown in Exhibit B so long as this Agreement is in effect except if modified as set forth above in Section 4.2 to provide CVS with the price(s) offered to another Vendor customer.

4.4	Billing/Monthly Payment Procedures

Vendor invoices will contain the quantity of each order of Product delivered and the shipping date thereof, applicable unit prices, and any other information that CVS may from time to time reasonably request hereunder.

Products purchased during the first two months from the date of first purchase order shall be paid pursuant to Vendor’s invoices within [***] from the date of CVS’s receipt of such invoice, other than amounts disputed in good faith. For all subsequent orders and purchases, CVS will pay Vendor all other amounts due for Products pursuant to Vendor’s invoices within [***] from the date of CVS’s receipt of LumiraDx’s invoice, other than amounts disputed in good faith. In case of non-payment with regards to Products where there is not a good faith dispute, Vendor shall be entitled to suspend future shipments of Products until payment is made, following a Notice of non-payment which remains uncured.

Payment of invoices will not constitute acceptance of Product and will in no way be considered a waiver of any right of CVS with respect to its remedies hereunder for non-conforming Product or deliveries or other performance or nonperformance by Vendor of its obligations hereunder or for failure of Vendor to comply with the provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary, CVS’s obligation to pay Vendor shall be conditioned on the prior receipt from Vendor of a complete and accurate Form W-9 or similar form that is satisfactory to CVS.

4.5	Taxes

The parties’ respective responsibilities for taxes arising under or in connection with this Agreement are as follows:

Vendor shall separately identify any Transaction Taxes on its invoices (written or electronic) to CVS. CVS agrees to pay any Transaction Taxes separately identified by Vendor on its invoices, unless CVS provides Vendor with a valid and applicable exemption, direct pay or resale certificate. Any failure by Vendor to charge Transaction Taxes on its invoices shall not result in a liability to CVS at a later date. For purposes of this Agreement, “Transaction Taxes” mean any sales, use, transaction privilege or any other similar tax, fee or surcharge statutorily imposed by a taxing authority on the sale of products and/or services by Vendor to CVS pursuant to the terms of this Agreement.

Each Vendor invoice shall provide sufficient detail, including without limitation, location of product delivery or service performance, to support Vendor’s tax treatment of any transaction reflected on an invoice.

Vendor shall timely file any applicable returns or filings and shall timely remit all Transaction Taxes collected from CVS to the appropriate taxing authority as required by law. Vendor shall maintain its records, including without limitation, copies of invoices, related documentation and tax returns/filings for a period of not less than [***].

Upon written request by CVS, Vendor agrees to provide CVS a list of states, localities, municipalities or other taxing jurisdictions and corresponding registration numbers for each jurisdiction where Vendor is qualified and registered to do business and collect any Transaction Taxes. If Vendor does not respond in writing to CVS’s request within [***], then CVS shall have the right, in its sole discretion, to remit the appropriate tax directly to the taxing jurisdiction or withhold payment until the time that such information is provided by Vendor.

CVS and Vendor agree to cooperate in the audit and minimization of Transaction Taxes in connection with this Agreement. Vendor shall make available to CVS on a timely basis all information, records, invoices, returns and/or other documentation related to the collection or payment of any Transaction Taxes under this Agreement.

Vendor agrees that any overpayment of Transaction Taxes by CVS shall be credited or refunded to CVS in a timely manner.

Vendor shall assume any and all liability for its noncompliance with the terms of this Section, including any interest and penalty assessments to the extent caused by Vendor’s actions, errors, omissions or inactions.

Notwithstanding any provision herein to the contrary, each party shall be responsible for any income, gross receipts, franchise, corporate excise, payroll, payroll withholding, unemployment or similar types of taxes based on its own income, its own business and for its own employees.

The provisions of this Section shall survive expiration or termination of this Agreement.

5.	Term and Termination

5.1	Term

This Agreement will take effect as of the Effective Date and will continue through December 31, 2021. This Agreement may be renewed or extended for an additional period of time only by written agreement of the parties.

5.2	Termination

For Convenience. CVS may terminate this Agreement without cause upon [***] prior written Notice to the other party. Such written Notice shall be provided to the parties set forth in Section 12.2 below.

For Cause:

(i)

If either party materially breaches a provision of this Agreement, the other party may give the breaching party written Notice of such breach. If the breach is not remedied within thirty (30) days thereafter, the party giving Notice shall have the right to terminate this Agreement without further Notice. The rights of termination referred to in this Section are not intended to be exclusive and are in addition to any other rights and remedies available to either party at law or in equity.

(ii)

Either party hereto shall have the right to immediately terminate this Agreement and any purchase order for Products upon written Notice to the other in the event of the other party’s insolvency or receivership; if the other party becomes the debtor in a voluntary or involuntary bankruptcy case; in the event that any part of the other’s property is or becomes subject to any levy, seizure, assignment or sale from or by a creditor or receiver.

(iii)	CVS shall have the right to immediately terminate this Agreement and any purchase order for Products upon written Notice if Vendor fails to obtain and/or maintain any required FDA Approval(s).

5.3	Effect of Termination

Upon the effective termination date, all undisputed outstanding amounts shall become due and payable. In the event of termination for any reason other than Vendor’s breach, Vendor shall provide all ordered Products to CVS within thirty (30) days of the effective termination date. If CVS terminates for cause as set forth above in Section 5.2, CVS may return any unused Products to Vendor and receive a full refund of any amounts paid.

Sections 2, 5, 6, 7, 8, 9, 11, 12.2, and 12.4 shall survive the expiration or termination of this Agreement.

6.	Confidentiality of Data Provided / Non-Publicity

6.1	Confidentiality of Data Provided

CVS and Vendor will maintain the confidentiality of information shared between the parties in connection with this Agreement in accordance with the Mutual Non-Disclosure Agreement (“NDA”) between the parties with an effective date of March 23, 2018.

6.2	[***]

6.3	Non-Publicity

Vendor agrees that neither it nor any of its employees, agents, or subcontractors shall use CVS’s name or any photo or visual or audio facsimiles of CVS’ facilities or employees for any purpose. Each party agrees that it shall not, and its employees, agents and subcontractors shall not, reveal the nature of the goods and services provided to the other party pursuant hereto, or any details regarding the goods and services provided pursuant hereto, to any third party for any purpose, unless prior written consent of such other party has been obtained. Vendor shall not use, disseminate, disclose, or publish any work product or any other materials related to such goods and services in whole or part without prior written consent of CVS.

7.	Independent Contractor

7.1	Independent Contractor

Vendor shall perform all obligations hereunder as an independent contractor and not as any agent or employee of CVS. Vendor shall make no representations that it has the authority to bind CVS to any obligation to any third party.

7.2	[***]

8.	Indemnification by Vendor and Insurance

8.1	Indemnification

Vendor agrees (i) to indemnify and hold harmless CVS from and against any claims, liabilities and damages to the extent same are due to Vendor’s negligence, willful misconduct, or breach of this Agreement or Vendor’s failure to comply with or abide by any Applicable Law (other than by reason of an act or omission of CVS), and (ii) to defend promptly and diligently, at Vendor’s sole expense, with reasonable and documented attorneys’ fees reasonably acceptable to CVS, any claim, action or proceeding brought against CVS or CVS and Vendor jointly or severally, arising out of or connected with any of the foregoing, and to indemnify and hold CVS harmless from any judgment, loss, or settlement on account thereof. Vendor’s duty to defend CVS under this Section shall apply to any complaint or claim that makes allegations that, if proved, place the alleged breach of duty, whether in tort or contract, potentially within the purview of the duties, responsibilities and obligations undertaken by Vendor pursuant to this Agreement.

Vendor agrees to indemnify and defend CVS and any employee or agent thereof against all liability to third parties (other than liability arising from the actions of CVS or its employees or agents) arising from the violation of any third party’s trade secrets, proprietary information, trademark, copyright, or patent rights in connection with the Products provided hereunder, regardless of whether CVS provided the specifications for the Products or contributed to the design of the Products to any extent or in any capacity. Vendor shall conduct the defense in any such third party action arising as described herein at its sole expense and CVS promises to fully cooperate with such defense.

The provisions of this Section shall survive the expiration or termination of this Agreement.

8.2	Insurance

During the term of this contract, Vendor shall, at its expense, carry and maintain:

a)	Workers Compensation and Employers Liability Insurance meeting minimum statutory requirements,

b)	Commercial Umbrella and/or Employers Liability Limits of no less than [***] each accident for bodily injury and [***] each employee for bodily injury by disease,

c)

Commercial General Liability (CGL) and/or Umbrella Liability insurance written on ISO Occurrence form CG 00 01 12 07 or equivalent, with a limit of not less than [***] each occurrence, [***] General Aggregate and [***] Products Completed Operations Aggregate, and

d)	Automobile Liability and/or Umbrella Liability insurance with limits of not less than [***] each accident.

The policies shall be underwritten by an insurance company that carries an A- or better rating from A.M. Best. Each policy (except for Worker’s Compensation) shall provide that:

1.	CVS Health Corporation and its subsidiaries and affiliates shall be named as additional insureds,

2.	not less than thirty (30) days’ prior written notice shall be given to CVS Health Corporation in the event of any alteration or terms of such policy or of the cancellation or non-renewal thereof,
3.	such insurance (except for Worker’s Compensation) will be primary insurance with respect to CVS Health Corporation and its subsidiaries and affiliates, and

4.	Vendor will provide a Waiver of Subrogation against CVS Health Corporation and its agents, officers, directors and employees for recovery of damages against these policies.

Vendor shall furnish CVS Health Corporation with a Certificate of Insurance evidencing coverage, and a Certificate of Insurance as evidence of renewal at least thirty (30) days prior to expiration of each policy. The amount of such required insurance coverage under this Section shall not limit Vendor’s obligations under this Agreement.

9.	Right to Audit

CVS, in its sole discretion, shall have the right, but not the obligation, to (i) audit or hire a third party auditor or (ii) allow (1) state or federal government regulators such as Center for Medicare and Medicaid Services, (2) CVS Pharmacy Benefit Management clients, or (3) accreditation agencies such as URAC, to audit any and all business and operations practices and procedures of Vendor as they pertain to this Agreement, including, but not limited to, billing practices and procedures. CVS will also have the right to verify / audit the commitments set forth in Section 4.2 are being met via use of an outside audit company. CVS or its designated agent shall perform any such audits at mutually agreed to times during regular business hours and not more than [***] per year, unless where requested by an external agency. CVS shall provide prior reasonable notice of an audit to Vendor. Following such audit, CVS may provide a written report of its findings to Vendor, including a timetable for correction of any issues or problems discovered by the auditors. In the event Vendor fails to correct such issues or problems in a timely manner satisfactory to CVS, this Agreement may be terminated by CVS for cause in accordance with Section 5.2. Any audit shall be subject to Vendor’s security and confidentiality procedures. Vendor shall be solely responsible for paying the internal costs and expenses it incurs in connection with an audit conducted under this Section 9 along with any costs and/or expenses associated with any remediation efforts.

All costs and expenses incurred by CVS for such an audit will be paid by CVS, unless the inspection discloses errors or omissions more than [***] percent of the invoiced amount in Vendor’s favor in which case the costs and expenses will be paid by Vendor. In the event that an audit discloses any overcharges, the prices will be adjusted to be in accordance with the terms of this Agreement and the total amount so determined to be overcharged, at CVS’ option, will promptly be credited to the account of CVS or paid to CVS, within thirty (30) days of such finding.

10.	Business Continuity

Vendor shall have a business continuity plan in place to [***]. Vendor shall provide a copy of its business continuity plan to CVS Health upon written request. Annually, Vendor shall assess and update its business continuity plan in light of current business and technology risks and shall attest to CVS that it has assessed and updated its business continuity plan and capabilities accordingly.

11.	Confirmations, Warranties and Liabilities

11.1

Vendor shall use commercially reasonable efforts to make the LumiraDx Instrument and COVID-19 Test Strips available for purchase by CVS as soon as the EUA FDA Approval for use in patient care settings outside a clinical laboratory is obtained. If requested by CVS, Vendor shall provide to CVS copies of the information submitted to the FDA in connection with their application for EUA FDA Approval, any subsequent FDA Approval applications and all correspondence with the FDA.

11.2

Vendor Warranty: With regards to the LumiraDx Instrument for a period of [***] from date of purchase and with regards to the COVID-19 Test Strips as per their referenced shelf life, LumiraDx warrants, to CVS, as the original purchaser whether purchased directly or through its designated distributor, that each Product shall be (i) of good quality and free of material defects, (ii) function in accordance with the material specifications referenced in the Product Insert or Instrument User Manual, and (iii) approved by the proper governmental agencies required for the sale of products for their intended use (the “limited warranty”). If any Product fails to meet the requirements of the applicable limited warranty, then, LumiraDx shall either repair or replace, at LumiraDx’s discretion, the LumiraDx Instrument or COVID-19 Test Strips, as applicable. Except for the limited warranty stated in this section, LumiraDx disclaims any and all warranties, express or implied, including but not limited to, any warranty of merchantability and fitness for a particular purpose regarding the Product. The limited warranty above shall not apply if the customer has subjected the LumiraDx Instrument or COVID-19 Test Strips to physical abuse, misuse, abnormal use, use inconsistent with the LumiraDx Instrument User Manual or Product Insert, fraud, tampering, unusual physical stress, negligence or accidents. Unused strips must be stored according to the required storage conditions as printed in this product insert and they can be used only up to the expiry date printed on the Test Strip pouch and Test Strip box. Any warranty claims by CVS pursuant to the limited warranty shall be made in writing within the applicable limited warranty period. In the event a Product does not conform to the Product Warranty in any respect, Vendor shall, either: (i) accept return of the defective Product and repair or have repaired the defective Product; or (ii) accept return of the defective Product and provide a replacement Product to CVS. Vendor shall bear the direct costs and expenses of repair and replacement, and Vendor will take all necessary steps to provide repaired or replacement Products to CVS or its designated distributor.

11.3

LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON OR ENTITY UNDER ANY EQUITY, COMMON LAW, TORT, CONTRACT, ESTOPPEL, NEGLIGENCE, STRICT LIABILITY, OR OTHER THEORY, FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR CONTINGENT DAMAGES, OR ANY DAMAGES RESULTING FROM LOSS OF SALE, BUSINESS, PROFITS, DATA, OPPORTUNITY OR GOODWILL, EVEN IF THE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE, AND EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

The exclusions and limitations of this Section 11.3 do not apply (a) to the extent prohibited by applicable law, (b) to damages arising in connection with the Vendor’s indemnity obligations set forth in Section 8.1, (c) to breach of either party’s confidentiality obligations, or (d) to damages arising out of either party’s fraud, gross negligence or willful misconduct.

12.	Other Provisions

12.1	Assignment

Neither party shall assign, subcontract, or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other, said consent not to be unreasonably withheld; provided, however, either party shall have the right to assign this Agreement to any present or future affiliates, subsidiary, or parent corporation of such party, or pursuant to a corporate plan of merger, reorganization, or consolidation without securing the consent of Vendor and may grant to any such assignee the same rights and privileges such other party enjoys under this Agreement. Any attempted assignment not assented to in the manner as prescribed herein, except an assignment confined solely to monies due or to become due, shall be void.

12.2	Notices

Any Notice (“Notice”) by either party to the other shall be made by registered or certified mail or by overnight courier service, provided that a receipt is required, and mailed to the addresses noted below, which may be changed by either party by written Notice to the other party.

To CVS:

CVS Pharmacy, Inc.

One CVS Drive

Woonsocket, RI 02895

Attention: [***]

Copy To: [***]

To Vendor:

LumiraDx Inc

221 Crescent Street

Waltham, MA 02453

Attention: CFO

12.3	Severability

If any provision of this Agreement or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

12.4	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of law provisions thereof.

12.5	Compliance with Non-Discrimination and Authorization to Work Requirements

CVS and Vendor shall abide by the requirements of 41 CFR §§ 60-1.4(a), 60-300.5(a) and 60-741.5(a). These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities, and prohibit discrimination against all individuals based on their race, color, religion, sex, or national origin. Moreover, these regulations require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, national origin, protected veteran status or disability.

12.5.1

Vendor agrees to post in conspicuous places, available for employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of the nondiscrimination clause.

12.5.2

The parties incorporate into this Agreement, as applicable, the obligations regarding the notice of employee rights under federal labor laws found at 29 CFR Part 471, Appendix A to Subpart A, and Vendor will likewise incorporate those obligations into all applicable subcontracts as required by 29 CFR Part 471.

12.5.3

Where Vendor will be providing services, deliverables or other items to CVS pursuant to this Agreement in connection with federal contracts or subcontracts of $100,000 or more, then CVS and Vendor must file VETS-100A reports by September 30 of each year, or any applicable extension deadline that VETS announces. 41 CFR Part 61-300.

12.5.4

Vendor agrees that it will comply with all laws, regulations, and applicable executive orders governing verification of an employee’s authorization to work in the United States and agrees that it will allow only employees who are authorized to work in the United States to perform work pursuant to this Agreement.

12.5.5

Vendor certifies that Vendor, its subcontractors and the employees of each are authorized to work in the United States pursuant to the Immigration Reform and Control Act of 1986 and that such authorization has been verified through Vendor’s or subcontractor’s use of the Department of Homeland Security’s E-Verify Program, or industry standard equivalent.

12.6	Debarment and Exclusion

Each party represents and warrants that neither it, nor any of its employees or agents working on its behalf and providing items and services pursuant to this Agreement: (i) is currently an Ineligible Person; (ii) has been charged with a criminal offense that falls within the ambit of 42 U.S.C. § 1320a-7(a) or § 1320a-7(b)(l)-(3); or (iii) has been proposed for exclusion, debarment, suspension, or other ineligibility from any Federal health care program or Federal procurement or non-procurement program. Each party further represents and warrants that if, during the term of this Agreement, it or, with respect to any of its employees or agents working on its behalf and providing items and services pursuant to this Agreement, it has actual notice that such employee or agent: (i) becomes an Ineligible Person, (ii) is charged with a criminal offense that falls within the ambit of 42 U.S.C. § 1320a-7(a) or § 1320a-7(b)(l)-(3), or (iii) is proposed for exclusion, debarment, suspension, or other ineligibility from any Federal health care program or Federal procurement or non-procurement program, that party will immediately notify the other party, and such other party will have the right to immediately terminate this Agreement. Vendor agrees to cooperate with any requests for information by CVS in order to screen Vendor’s employees who are providing items and services pursuant to this Agreement to determine if such employees are Ineligible Persons. Each party agrees to indemnify, defend and hold harmless, the other party, its officers, directors, shareholders, employees, agents, representatives, affiliates, and assigns (the “Indemnitees”) from any and all liabilities, losses, claims, damages, obligations, costs, and expenses (including, without limitation, penalties, fines, sanctions, any legal and accounting fees, and expenses, any costs of litigation, investigation, and settlement) that the Indemnitees may incur or suffer as a result of, arising out of, or in any way connected with (i) such party’s negligence or willful act or omission of any of its obligations under this Section, or (ii) breach by such party of any of its representations and warranties contained in this Section. “Ineligible Person” means an individual or entity who: (i) is currently excluded, debarred, suspended, or otherwise ineligible to participate in the Federal health care programs or in Federal procurement or non-procurement programs; or (ii) has been convicted of a criminal offense that falls within the ambit of 42 U.S.C. § 1320a-7(a), but has not yet been excluded, debarred, suspended, or otherwise declared ineligible.

12.7	Entire Agreement

This Agreement (including all Exhibits) constitutes the entire understanding and Agreement of the parties and supersedes all prior written or oral agreements with respect to the subject matter in the

Agreement. This Agreement may not be modified or amended unless in writing signed by the parties hereto. Waiver of any provision of the Agreement by a party at any time shall not constitute a waiver of any other provision of the Agreement, or waiver of the same provision at any other time.

12.8	Exhibits

The following Exhibits are incorporated herein by this reference:

Exhibit A: Product Availability

Exhibit B: Product Pricing

Exhibit C: LumiraDx Instrument End User License Agreement

In the event of any conflict between the terms and conditions found in any Exhibit and the terms and conditions found in the main body of this Agreement, the terms and conditions found in the main body of this Agreement shall control.

13.	Vendor Compliance with CVS Ethical Standards

CVS requires Vendor (i) to conduct business with CVS in accordance with CVS’s established legal and ethical standards, routines and procedures (collectively, “Ethical Standards”) and (ii) to refrain from requesting any impermissible favors, allowances or accommodations from CVS or any of its directors, officers, employees or agents. The Ethical Standards, as may be updated by CVS from time to time, in its sole discretion, can be found at www.cvssuppliers.com. Vendor, at its sole cost and expense, acknowledges and agrees that it shall, as promptly as practicable following the effective date hereof, provide a copy of the Ethical Standards (and any amendments or restatements thereof) to each of its employees, agents and subcontractors who are responsible for either managing a CVS account or providing products or services to CVS or any affiliate of CVS, in each such case whether hereunder or otherwise.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or agents as of the date first above written.

CVS Pharmacy, Inc.		LumiraDx Inc.

By:	/s/ Eva Boratto	By:	/s/ Dorian LeBlanc
Name:	Eva Boratto	Name:	Dorian LeBlanc
Title:	EVP & CFO	Title:	Chief Financial Officer
Date:	August 18, 2020	Date:	August 17, 2020

EXHIBIT A

PRODUCT AVAILABILITY

Subject to Vendor obtaining appropriate FDA Approvals for the LumiraDx Instrument and COVID-19 Test Strips and the other terms and conditions set forth in the Agreement, CVS shall be entitled to purchase LumiraDx Instruments, COVID-19 Test Strips and Ancillary Equipment in monthly amounts no less than what is outlined below. Failure to order any Product type for a designated month shall mean such Product type is no longer required to be held by Vendor for supply to CVS for that month and such quantities shall not roll over to the following month. CVS shall not be obligated to order or accept any LumiraDx Instrument where the COVID-19 Test Strip allocation is less than [***] COVID-19 Test Strips per month per LumiraDx Instrument.

	August	September	October	November	December	January
LumiraDX Instrument Allocation	[***]	[***]	[***]	[***]	[***]	[***]
Install Base	[***]	[***]	[***]	[***]	[***]	[***]
COVID-19 Test Strip Allocation	[***]	[***]	[***]	[***]	[***]	[***]

Strips per Machine, per month	[***]	[***]	[***]	[***]	[***]	[***]
Strips per Machine, per day	[***]	[***]	[***]	[***]	[***]	[***]

[***]

[***].

[***].

EXHIBIT B

PRODUCT PRICING

Pricing applicable as per the below list. Pricing for additional products or product combinations or pooling of strips shall be discussed and agreed mutually between the parties based on cost allocation, reimbursement in place and other agreed factors.

Product	Pack Size	Pricing
[***]	[***]	[***	]
[***]	[***]	[***	]
[***]	[***]	[***	]
[***]	[***]	[***	]
[***]	[***]	[***	]
[***]	[***]	[***	]
[***]	[***]	[***	]
[***]	[***]	[***	]

[***]	[***]	[***	]
[***]	[***]	[***	]
[***]	[***]	[***	]
[***]	[***]	[***	]
[***]	[***]	[***	]
[***]	[***]	[***	]
[***]	[***]	[***	]
[***]	[***]	[***	]

[***].

Products are for professional use (except if specifically indicated on product otherwise)

LumiraDx and Flame logo are protected trademarks of LumiraDx. CVS makes no claim to LumiraDx Intellectual Property Rights.

The use of the LumiraDx Instrument and COVID-19 Test Strips shall be subject to the requirements and specifications as per the Manual, labelling and product specifications. LumiraDx Software for use of the LumiraDx Instrument is subject to the terms of the End User License Agreement as per attached Exhibit C, which shall apply to CVS and any of its Users (as defined therein). Use of LumiraDx Connect Manager or EHR Connect shall be subject to further license requirements to be agreed between the Parties.

EXHIBIT C

LUMIRADX INSTRUMENT END USER LICENSE AGREEMENT

PLEASE READ THIS END USER LICENSE AGREEMENT (THIS “AGREEMENT”) BEFORE USING ANY LICENSOR TECHNOLOGY (AS DEFINED BELOW). BY ACCEPTING THIS AGREEMENT, EITHER BY CLICKING OR TAPPING A BUTTON INDICATING YOUR ACCEPTANCE, EXECUTING AN ORDER FORM OR OTHER DOCUMENT THAT REFERENCES THIS AGREEMENT OR USING ANY LICENSOR TECHNOLOGY, YOU AGREE TO THIS AGREEMENT WITH LUMIRADX UK LTD FOR AND ON BEHALF OF ITS AFFILIATES (“LICENSOR”). IF YOU ARE ENTERING INTO THIS AGREEMENT ON BEHALF OF A COMPANY OR OTHER LEGAL ENTITY, YOU REPRESENT THAT YOU HAVE THE AUTHORITY TO BIND SUCH ENTITY TO THIS AGREEMENT, IN WHICH CASE THE TERM “CUSTOMER” WILL REFER TO SUCH ENTITY. IF YOU ARE ENTERING INTO THIS AGREEMENT AS AN INDIVIDUAL, YOU REPRESENT THAT YOU ARE A USER (AS DEFINED BELOW), IN WHICH CASE THE TERM “CUSTOMER” WILL REFER TO YOU AS AN INDIVIDUAL. IF YOU DO NOT HAVE SUCH AUTHORITY (IF YOU REPRESENT AN ENTITY), OR IF YOU DO NOT AGREE WITH THIS AGREEMENT, YOU MUST NOT ACCEPT THIS AGREEMENT AND MAY NOT USE ANY LICENSOR TECHNOLOGY.

1.    Definitions. For all purposes of this Agreement, the terms defined below, when used with initial capital letters, will have the following meanings:

(a)     “Documentation” means the physical and electronic documentation provided by Licensor in conjunction with the Instrument (including the Software).

(b)    “Instrument” means the diagnostic instrument(s) provided by Licensor to Customer.

(c)    “Licensor Technology” means the Instrument (including the Software) and Documentation.

(d)    “Patients” means individuals accessing medical services or care.

(e)    “Software” means the proprietary computer software program(s) as embedded in or installed on the Instrument, and any Updates thereto as delivered to Customer by Licensor under this Agreement, expressly excluding any third party software.

(f)    “Updates” mean maintenance releases, bug fixes, technological fixes, feature enhancements or improvements, theme upgrades and other changes made to and entirely new versions of the Software.

(g)    “Users” means individuals who (i) are 18 years of age or older, (ii) suitably qualified and trained healthcare professionals and (iii) in the event Customer is an entity, an authorized employee, employee or contractor engaged by an entity managed by Customer, or healthcare professional otherwise engaged by Customer, or, in the event Customer is an individual, an authorized employee or independent contractor of a purchaser of an Instrument.

2.    License Grant and Restrictions. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Customer a non-exclusive, non-transferable, non-sublicensable limited right and license: to have Users operate the Instrument and Software in accordance with Documentation solely to provide medical services, including medical diagnostics, or care to Patients. Customer will not and will not permit any third party to: (a) permit any individual other than a User to access or operate the Instrument (including the Software); (b) distribute the Licensor Technology, or any copy thereof, or sublicense or make it available for use by anyone (other than Users, if Customer is an entity); (c) transfer or sell the Licensor Technology to any third party; (c) remove, obliterate, obscure, or conceal the proprietary notices or legends which appear on the Licensor Technology; (e) alter, modify, adapt or create derivative works from the Licensor Technology; (f) decompile, disassemble, translate, or otherwise reverse engineer the Licensor Technology or any part thereof; (g) circumvent any technical limitations of the Licensor Technology or access otherwise disabled features or functionalities thereof; (h) interfere with the proper working of the Licensor Technology or (i) share or publish the results of any benchmarking or performance testing, and/or compatibility analysis of the Licensor Technology without Licensor’s prior written consent.

3.    Obligations of Customer.

(a)    Compliance with Laws. Customer will, and if Customer is an entity will cause Users to, comply with all laws (including federal, state and local laws and regulations, orders and ordinances) now or hereafter enacted, of any jurisdiction in which performance occurs or may occur hereunder. Without limitation, Customer hereby acknowledges that the rights and obligations of this Agreement are subject to the laws and regulations of the United States relating to the export of products and technical information, and Customer will comply with all such laws and regulations. Customer will not export the Software under any circumstances. Customer will be solely responsible for its violations of any of the foregoing.

(b)    Training. The Documentation includes a user manual that provides basic training information for Users. Customer will implement appropriate controls to ensure that only Users operate the Instrument (including the Software) and that all Users have read and understand the Documentation prior to using the Instrument. Licensor has no obligation to provide any installation, training, customization, support, maintenance or other services with respect to the Licensor Technology except as may be provided in a separate written agreement signed by a duly authorized officer of Licensor.

4.    Disclaimers. TO THE FULLEST EXTENT ALLOWED BY LAW, (I) EXCEPT AS SET FORTH IN THE PURCHASE AGREEMENT, LICENSOR DOES NOT MAKE ANY ADDITIONAL WARRANTIES, WHETHER EXPRESS OR IMPLIED, CONDITIONS, OR REPRESENTATIONS TO CUSTOMER, ANY OF ITS AFFILIATES OR ANY OTHER PARTY WITH RESPECT TO THE LICENSOR TECHNOLOGY OR OTHERWISE REGARDING THIS AGREEMENT, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED, OR STATUTORY; AND (II) THE LICENSOR TECHNOLOGY IS PROVIDED “AS IS” AND “AS AVAILABLE” INCLUDING WITH ALL FAULTS AND ERRORS AS MAY OCCUR THEREIN. WITHOUT LIMITING THE FOREGOING, ANY WARRANTY, CONDITION, OR REPRESENTATION, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITH RESPECT TO OPERABILITY, USE, ACCURACY, VALIDITY, MERCHANTABILITY, SATISFACTORY QUALITY, TITLE, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY EXCLUDED AND DISCLAIMED. LICENSOR DOES NOT WARRANT THAT THE LICENSOR TECHNOLOGY WILL MEET THE CUSTOMER’S REQUIREMENTS OR EXPECTATIONS, OR THAT THE LICENSOR TECHNOLOGY WILL OPERATE UNINTERRUPTED OR ERROR-FREE. THE USE OF THE LICENSOR TECHNOLOGY IS AT THE SOLE DISCRETION AND RISK OF THE CUSTOMER AND/OR ITS EMPLOYEES, AGENTS, SUBCONTRACTORS, SUCCESSORS, AND ASSIGNS. LICENSOR DOES NOT MAKE ANY WARRANTIES REGARDING THIRD PARTY SOFTWARE (INCLUDING OPEN SOURCE SOFTWARE). CUSTOMER ACKNOWLEDGES AND AGREES THAT THE TERMS OF A THIRD PARTY SOFTWARE LICENSE MAY OVERRIDE SOME OF THE TERMS OF THIS AGREEMENT. Some states may not allow the exclusion or limitation of warranties, so the above limitation or exclusion may not apply to you. This Agreement gives Customer specific legal rights and obligations, and Customer may also have other legal rights or obligations which vary from state to state. CUSTOMER ASSUMES SOLE RESPONSIBILITY FOR RESULTS OBTAINED FROM THE USE OF THE LICENSOR TECHNOLOGY AND FOR CONCLUSIONS DRAWN FROM SUCH USE. CUSTOMER ACKNOWLEDGES THAT THE LICENSOR TECHNOLOGY

WAS NOT DESIGNED TO CUSTOMER’S REQUIREMENTS AND THAT IT IS CUSTOMER’S RESPONSIBILITY TO ENSURE THAT THE LICENSOR TECHNOLOGY AS DESCRIBED IN THE DOCUMENTATION MEETS ITS REQUIREMENTS. THE LICENSOR TECHNOLOGY IS INTENDED ONLY AS A DIAGNOSTIC AID AND IS NOT A SUBSTITUTE FOR THE EXPERTISE AND JUDGEMENT OF PHYSICIANS OR OTHER HEALTHCARE PROFESSIONALS. ALL INFORMATION IS PROVIDED ON THE BASIS THAT THE HEALTHCARE PROFESSIONALS RESPONSIBLE FOR PATIENT CARE WILL RETAIN FULL AND SOLE RESPONSIBILITY FOR DECIDING ANY CARE OR TREATMENT TO PRESCRIBE OR DISPENSE FOR ALL PATIENTS AND IN PARTICULAR WHETHER THE USE OF INFORMATION PROVIDED BY THE LICENSOR TECHNOLOGY IS SAFE, APPROPRIATE OR EFFECTIVE FOR ANY PARTICULAR PATIENT OR IN ANY PARTICULAR CIRCUMSTANCES.

5.    Limitation of Liability. LICENSOR’S AND ITS THIRD-PARTY VENDORS’ MAXIMUM TOTAL LIABILITY FOR ALL MATTERS ARISING UNDER OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, IN CONTRACT, TORT OR OTHERWISE, WILL NOT EXCEED [***]. IN ANY EVENT, NEITHER LICENSOR NOR ANY OF ITS THIRD-PARTY VENDORS WILL UNDER ANY CIRCUMSTANCES BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER INDIRECT DAMAGES IN CONNECTION WITH ANY MATTER ARISING UNDER OR RELATED TO THIS AGREEMENT, EVEN IF LICENSOR WAS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. Some states may not allow the exclusion or limitation of liability or certain damages, so the above limitation or exclusion may not apply to Customer. This Agreement gives Customer specific legal rights and obligations, and Customer may also have other legal rights or obligations which vary from state to state.

6.    Reservation of Rights and Ownership. The Licensor Technology and all proprietary and intellectual property rights therein are at all times the property of Licensor, and Customer will have no right, title or interest therein except as expressly provided herein. Any rights not expressly granted in Section 2 above are reserved by Licensor. The Licensor Technology is the proprietary and confidential property of Licensor. Customer will keep confidential the Licensor Technology and will not, and if Customer is an entity will cause Users not to, use any part of the Licensor Technology in any manner other than as expressly authorized under this Agreement, in accordance with the procedures and guidelines set forth in the Documentation, or otherwise in writing by Licensor. If Customer is an entity, Customer is liable for any of its User’s breach or non-compliance.

7.    Term and Termination. The Licensor Technology is licensed to Customer during the time the Instruments are used by Customer, subject to termination as set forth herein. Licensor may terminate this Agreement in whole or in part by written notice to Customer, in the event of the occurrence of any of the following: (a) if Customer, or if Customer is an entity any of its Users, uses, reproduces, distributes or sublicenses, as applicable, any of the Licensor Technology in any manner not authorized herein; (b) if Customer or any of its Users (if applicable) transfers or allows any third party (other than such Users) to access or operate any Instrument without Licensor’s prior written consent; (c) if Customer or any of its Users (if applicable) breaches this Agreement (other than as set forth in the foregoing clauses (a) or (b)) and does not cure such breach within 14 days after written demand by Licensor; or (iv) if Customer makes a general assignment for the benefit of creditors, or files a voluntary petition in bankruptcy or for reorganization or arrangement under the bankruptcy laws, or if a petition in bankruptcy is filed against Customer and is not dismissed within 30 days after the filing, or if a receiver or trustee is appointed for all or any part of the property or assets of Customer. Upon any termination of this Agreement the license granted under this Agreement will terminate, and Customer will immediately (i) cease all use of the Licensed Technology, (ii) destroy all copies of the Documentation and (iii) delete or remove all patient data or other personal data from the Software. Upon such termination, all rights and obligations of the parties under this Agreement will cease except that the provisions of Sections 4 through 8 (inclusive) will survive.

8.    General. Customer may not assign this Agreement, or sublicense any of the rights granted herein, in whole or in part, without the prior written consent of Licensor, which consent may be withheld at the sole discretion of Licensor. Any attempted assignment, delegation or transfer in violation hereof will be null and void. Subject to the foregoing, this Agreement will be binding on the parties and their successors and assigns. This Agreement contains the entire understanding of the parties about its subject. It supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter, and prevails over any conflicting terms or conditions contained on printed forms submitted with purchase orders, sales acknowledgments or quotations. No provision or part of this Agreement or remedy hereunder may be waived except by a writing signed by a duly authorized representative of the party making the waiver. Any such waiver will be narrowly construed to apply only to the specific provision and under the specific circumstances for which it was given, and will not apply with respect to any repeated or continued violation of the same provision or any other provision. Failure or delay by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. Nothing in this Agreement will be construed to place Licensor and Customer in an agency, employment, franchise, joint venture, or partnership relationship. Neither party will have the authority to obligate or bind the other in any manner, and nothing herein contained will give rise or is intended to give rise to any rights of any kind to any third parties. Neither party will represent to the contrary, either expressly, implicitly or otherwise. In the event that any provision of this Agreement is found to be unenforceable, such provision will be reformed only to the extent necessary to make it enforceable, and such provision as so reformed will continue in effect, to the extent consistent with the intent of the parties as of the effective date hereof. If any provision or part of this Agreement will, to any extent, be or become invalid, illegal or unenforceable, the remainder of this Agreement will continue in effect, and every other provision of this Agreement will remain valid and enforceable to the full extent permitted by applicable law. In such event, the invalid or unenforceable provision will be reformed only to the extent necessary to make it enforceable, and such provision as so reformed will continue in effect, to the extent consistent with the intent of the parties as of the effective date hereof. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles, and specifically excluding from application to this Agreement the United Nations Convention on the International Sale of Goods.